UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 17, 2013

ARAMARK CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	001-04762	95-2051630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania		19107
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (215) 238-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In connection with the completion of the initial public offering of common stock of ARAMARK Holdings Corporation (“Holdings”), Holdings has elected to guarantee the outstanding 5.75% Senior Notes due 2020 (the “Notes”) issued by ARAMARK Corporation (the “Company”) as well as to assume the obligations of the Company under certain compensation plans. As permitted by the Company’s senior secured credit agreement and the indenture governing the Notes, the Company’s reporting obligations under the senior secured credit agreement and the indenture will be satisfied by the periodic and other reports filed by Holdings with the U.S. Securities and Exchange Commission. The Company, which prior to the date hereof had been filing periodic and other reports under the Securities Exchange Act of 1934 in connection with such indebtedness and compensation plan obligations, will no longer continue to file such reports.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

By:	/s/ Joseph Munnelly
Name:	Joseph Munnelly
Title:	Senior Vice President, Controller and Chief Accounting Officer

December 17, 2013